Exhibit 99.2

Lee-Var, Inc. dba Palmer of Texas

FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED JUNE 30, 2012 AND 2011 (UNAUDITED)

Lee-Var, Inc. dba Palmer of Texas

Lee-Var, Inc. dba Palmer of Texas
Balance Sheets
June 30, 2012 and September 30, 2011

	2012	2011
ASSETS	(Unaudited )	(Audited)

Current assets
Cash and cash equivalents	$95,929	$817,573
Accounts receivable, net of allowance for doubtful accounts
of $721,000 in 2012 and $138,130 in 2011	6,592,414	4,794,864
Inventory	4,673,081	4,846,856
Deferred tax asset	119,680	330,233
Prepaid expenses	99,131	86,120
Total current assets	11,580,235	10,875,646

Property, plant and equipment,net	4,754,907	3,866,315

Total assets	$16,335,142	$14,741,961

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable	$1,839,602	$1,711,963
Current portion of long-term debt	600,434	457,276
Accrued liabilities	280,714	1,363,428
Federal income tax payable	699,531	764,125
Accrued sales and use tax payable	1,303,977	955,961
Customer deposits	582,189	507,967
Other liabilities	57,480	93,167
Total current liabilities	5,363,927	5,853,887

Long-term liabilities

Deferred tax liability	1,113,415	805,816
Long-term debt, less current portion	2,600,807	2,218,307

Total liabilities	9,078,149	8,878,010

Shareholders' equity
Preferred Stock, Series A: $1 par value; 500,000 shares
authorized, 0 shares issued and outstanding at	-	-
June 30, 2012 and September 30, 2011
Preferred Stock, Series B: $1 par value; 500,000 shares
authorized, 0 shares issued and outstanding at	-	-
June 30, 2012 and September 30, 2011
Common stock, $1 par value: 500,000 shares authorized;
150,000 shares issued and outstanding
in 2012 and 2011, respectively	150,000	150,000
Capital surplus	84,500	84,500
Retained earnings	7,022,493	5,629,451
Total shareholders' equity	7,256,993	5,863,951

Total liabilities and shareholders' equity	$16,335,142	$14,741,961

The accompanying notes are an integral part of these financial statements.

Lee-Var, Inc. dba Palmer of Texas
Statements of Income
Nine Months Ended June 30, 2012 and 2011

	2012	2011
	(Unaudited )	(Unaudited)

Net sales	$25,350,091	$19,612,019

Cost of sales	21,000,382	14,742,791

Gross profit	4,349,709	4,869,228

Selling, general and administrative expenses	2,145,731	1,850,957

Operating income	2,203,978	3,018,271

Other income (expense)
Other income	89,930	2,027
Interest income	-	138
Interest expense	(106,399)	(111,385)
Total other expense	(16,469)	(109,220)

Income before income taxes	2,187,509	2,909,051

Provision for income taxes	794,467	1,026,931

Net income	$1,393,042	$1,882,120
The accompanying notes are an integral part of these financial statements.

Lee-Var, Inc. dba Palmer of Texas
Statements of Cash Flows
Nine Months Ended June 30, 2012 and 2011

	2012	2011
	(Unaudited )	(Unaudited)

Cash flows from operating activities
Net income from operations	$1,393,042	$1,882,120
Adjustments to reconcile net income
to cash provided by operating activities:
Depreciation	567,298	423,734
Provision for bad debts	582,870	425,000
Deferred taxes	518,152	221,193
Loss (Gain) on sale of property, plant and equipment	75,088	(32,603)
Net change in:
Accounts receivable	(2,380,420)	(1,885,404)
Inventory	173,775	(1,904,473)
Prepaid expenses	(13,011)	(40,567)
Accounts payable	127,639	402,446
Accrued liabilities	(1,082,714)	(435,870)
Federal income tax payable	(64,594)	554,269
Accrued sales and use tax payable	348,016	307,904
Customer deposits	74,222	444,872
Other liabilities	(35,687)	5,918
Cash provided by operating activities	283,676	368,539

Cash flows from investing activities
Purchases of property, plant and equipment	(1,530,978)	(1,217,258)
Proceeds from sale of equipment	-	56,500
Cash used in investing activities	(1,530,978)	(1,160,758)

Cash flows from financing activities
Proceeds from long-term debt	1,050,889	832,526
Payments to reduce long-term debt	(525,231)	(637,879)
Cash provided by financing activities	525,658	194,647

Net change in cash and cash equivalents	(721,644)	(597,572)

Cash and cash equivalents at beginning of period	817,573	701,843

Cash and cash equivalents at end of period	$95,929	$104,271
The accompanying notes are an integral part of these financial statements.

Lee-Var, Inc. dba Palmer of Texas
Statements of Shareholders' Equity (Unaudited)
Nine Months Ended June 30, 2012

	Preferred	Preferred				Total
	Stock	Stock	Common	Capital	Retained	Shareholders'
	Series A	Series B	Stock	Surplus	Earnings	Equity

Balance at September 30, 2011	$-	$-	$150,000	$84,500	$5,629,451	$5,863,951

Net income	-	-	-	-	1,393,042	1,393,042

Balance at June 30, 2012	$-	$-	$150,000	$84,500	$7,022,493	$7,256,993

The acccompanying notes are an integral part of these financial statements.

LEE-VAR, Inc., dba PALMER OF TEXAS
Notes to Financial Statements
June 30, 2012 (Unaudited)

NOTE 1:                                Summary of Significant Accounting Policies

Nature of Operations

Lee-Var, Inc., doing business as Palmer of Texas (the Company), founded in 1989 from the purchase of the assets of a predecessor company, Andrews Fiberglass, is a manufacturer of fiberglass and steel tanks for the oil and gas, waste water treatment and municipal water industries.  The Company is based in Andrews, Texas.  Additionally, in early 2011, the company opened a second, smaller production facility in Orange, Texas to produce specialized fiberglass tanks to meet a specific customer’s needs.

Basis of Presentation

The accompanying unaudited condensed financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions in Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included as required by Regulation S-X, Rule 10-01. Operating results for the nine-month period ended June 30, 2012, are not necessarily indicative of the results that may be expected for the year ending September 30, 2012. For further information, refer to the Company's annual financial statements and notes thereto for the period ended September 30, 2011.

Basis of Accounting

The accounting and reporting policies of the Company conform with U.S. generally accepted accounting principles.  Accounting principles followed by the Company and the methods of applying those principles, which materially affect the determination of financial position, results of operations and cash flows are summarized below.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for bad debts and inventory reserves.  Actual results could differ from those estimates.

Significant Group Concentrations of Credit Risk

The Company's activities are with customers located primarily in Texas and New Mexico.  All transactions are denominated in United States dollars.  The Company’s operations are primarily dependent on the level of activity in the petroleum industry in the West Texas region.  As such, local economic cycles may have an impact on the collectability of customer accounts. The Company considers this contingency when evaluating the allowance for doubtful accounts.

The Company places its cash and cash equivalents with quality financial institutions, which at times may exceed federally insured limits.  The Company has not experienced any losses on such accounts.

As of June 30, 2012 four customers accounted for 64.6% of the Company’s accounts receivable.   As of September 30, 2011, four customers accounted for approximately 50.6% of the Company’s accounts receivable.  During the nine months ended June 30, 2012 one customer accounted for 13.5% of the Company’s sales.  During the nine months ended June 30, 2011, four customers accounted for approximately 51.0% of the Company’s sales.

LEE-VAR, Inc., dba PALMER OF TEXAS
Notes to Financial Statements
June 30, 2012 (Unaudited)

NOTE 1:                                Summary of Significant Accounting Policies – continued

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.  The Company maintains cash balances at financial institutions with strong credit ratings.

Accounts Receivable and Related Allowances

Accounts receivable from the sale of products are recorded at net realizable value and the Company generally grants credit to customers on an unsecured basis.  Substantially all of the Company’s accounts receivables are due from companies located throughout the United States.  The Company provides an allowance for doubtful collections and for disputed claims and quality issues.  The allowance is based upon a review of outstanding receivables, historical collection information and existing economic conditions.  The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require a pledge of collateral. Receivables are usually due within 30 to 45 days. Delinquent receivables are written off based on individual credit evaluations and specific circumstances of the customer.

Activity in the allowance for doubtful accounts was as follows:

	June 30, 2012	September 30, 2011
	(Unaudited)	(Audited)

Balance at beginning of period	$138,130	$131,000
Provision for bad debts, net	582,870	7,130

Balance at end of period	$721,000	$138,130

Inventory

Inventory is stated at the lower of cost or market value less allowance for inventory obsolescence, using the first-in, first-out (FIFO) method.  The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between cost of inventory and the estimated market value based upon assumptions about future demand and current market conditions. As of June 30, 2012 and September 30, 2011, inventory adjustments for obsolescence and market reserves were insignificant.

LEE-VAR, Inc., dba PALMER OF TEXAS
Notes to Financial Statements
June 30, 2012 (Unaudited)

NOTE 1:                                Summary of Significant Accounting Policies – continued

Property, Plant and Equipment

Property, plant and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives.  Land improvements and buildings are depreciated over a range of 15 to 40 years, and machinery, fixtures and equipment are depreciated over a range of three to seven years.

Revenue Recognition

Revenues are recognized when the following conditions are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed or determinable, and collectability is reasonably assured. Generally, these criteria are met at the time product is delivered to their destination or services are complete. Provisions are made upon sale for estimated product returns. Revenue recognition criteria are the same for all product lines.

Cost of Sales

Cost of sales includes the cost of inventory sold during the period, including costs for manufacturing, inbound freight, receiving, inspection, warehousing, and internal transfers less vendor rebates.  Costs associated with shipping and handling products are included in cost of sales.  Purchasing costs are included in cost of sales.

Advertising

Advertising costs are expensed as incurred.  Advertising expenses for the nine months ended June 30, 2012 and 2011 amounted to $17,187 and $26,324, respectively. Advertising costs are included in selling, general and administrative expenses.

Fair Value of Financial Instruments

The carrying amounts of financial instruments including cash, accounts receivable, and accounts payable, approximated fair value as of June 30, 2012 and September 30, 2011.

Preferred stock

The Company has authorized 500,000 shares each of Preferred Series A stock and Preferred Series B stock, both with a par value of $1.00, each preferred share is convertible into .1656 common shares, are not entitled to voting rights and there are none outstanding.

Common Stock

The Company has authorized 500,000 shares of common stock with a par value of $1.00 for which there are 150,000 shares outstanding as of June 30, 2012 and September 30, 2011.

LEE-VAR, Inc., dba PALMER OF TEXAS
Notes to Financial Statements
June 30, 2012 (Unaudited)

NOTE 1:                                Summary of Significant Accounting Policies – continued

Income Taxes

On January 1, 2009, the Company adopted the recent accounting guidance related to accounting for uncertainty in income taxes, which sets out a consistent framework to determine the appropriate level of tax reserves to maintain for uncertain tax positions.

The Company’s income tax expense consists of the following components:  current and deferred.  Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues.  The Company determines deferred income taxes using the liability (or balance sheet) method.  Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rate and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods.  Deferred tax assets are recognized if it is more-likely-than-not, based on the technical merits, that the tax position will be realized or sustained upon examination.  The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any.

A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.  The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment.

Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not some portion or all of a deferred tax asset will not be realized.

Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not some portion or all of a deferred tax asset will not be realized.

The Company recognizes interest accrued on and penalties related to unrecognized tax benefits in tax expense. During the nine months ended June 30, 2012 the Company recognized no interest and penalties.  The Company has no unrecognized tax benefits at June 30, 2012 and September 30, 2011.

The Company files income tax returns in the U.S. federal jurisdiction. With few exceptions, the Company is no longer subject to U.S. federal or state income tax examinations by tax authorities for years before 2007.

In May of 2006, the State of Texas implemented a new tax on taxable margin, effective for years ended after December 31, 2006.  For the Company, taxable margin is revenue less cost of goods sold.  The margin tax was insignificant for the nine months ended June 30, 2012 and for the nine months ended June 30, 2011.

LEE-VAR, Inc., dba PALMER OF TEXAS
Notes to Financial Statements
June 30, 2012 (Unaudited)

NOTE 1:                                Summary of Significant Accounting Policies – continued

Sales and Use Taxes

Sales and use taxes collected for various states are regulated as a liability to the respective state and not affect income or expense and are included in selling, general and administrative expenses.   The liability as of June 30, 2012 and 2011 was $1,303,977 and $779,653, respectively.

NOTE 2:	Inventory

 Inventory consisted of the following:
	June 30, 2012	September 30, 2011
	(Unaudited)	(Audited)

Raw materials	$835,218	$1,125,629
Work-in-process	1,375,006	849,539
Finished goods	2,462,857	2,871,688

Total	$4,673,081	$4,846,856

NOTE 3:	Accrued Liabilities

Accrued liabilities consist of the following:

	June 30, 2012	September 30, 2011
	(Unaudited)	(Audited)

Interest	$3,086	$3,618
Payroll	232,628	109,915
Bonuses	-	1,190,200
Other taxes	45,000	59,695

Total	$280,714	$1,363,428

LEE-VAR, Inc., dba PALMER OF TEXAS
Notes to Financial Statements
June 30, 2012 (Unaudited)

NOTE 4:                                   Property, Plant and Equipment

Property, plant and equipment consist of the following:
	June 30, 2012	September 30, 2011
	(Unaudited)	(Audited)

Land	$31,116	$31,116
Buildings	2,454,226	2,111,599
Machinery and equipment	4,688,271	4,849,903
Construction in progress	1,103,510	-
	8,277,123	6,992,618
Less accumulated depreciation	(3,522,216)	(3,126,303)

	$4,754,907	$3,866,315

Depreciation expense for the nine months ended June 30, 2012 and 2011 was $567,298 and $423,734, respectively.

NOTE 5:	Related Party Transactions

During 2010, the Company entered into business transactions with Vessel Components which distributes a variety of products utilized by the tank and vessel industry.  Vessel Components is owned by a relative of a shareholder of the Company.  Purchases from Vessel Components for the nine months ended June 30, 2012 and 2011 totaled approximately $121,490 and $40,881, respectively.

Palmer Manufacturing and Tank Company (Palmer Mfg.) is a manufacturer of fiberglass and steel tanks and is located in Garden City, Kansas.  Palmer Mfg. is owned by a relative of a shareholder of the Company. The Company primarily sells tanks to and purchases tanks from Palmer Mfg.  Tank sales to Palmer Mfg. totaled approximately $1,054,050 and $206,245 for the nine months ended June 30, 2012 and 2011, respectively.  Purchases from Palmer Mfg. totaled approximately $79,550 and $315,870 for the nine months ended June 30, 2012 and 2011, respectively.  As of June 30, 2012 and September 30, 2011, the Company owed Palmer Mfg. $35,404 and $22,740, respectively, for purchases made during the respective years.

NOTE 6:                            Commitments and Contingent Liabilities

Litigation and Claims

Various legal claims also arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Company’s financial statements.

LEE-VAR, Inc., dba PALMER OF TEXAS
Notes to Financial Statements
June 30, 2012 (Unaudited)

NOTE 6:                                Commitments and Contingent Liabilities – continued

Product Performance

Estimated warranty costs and additional service actions are accrued for at the time the product is sold to the customer.  Included in the warranty cost accruals are costs for basic warranty coverage on products sold.  Estimates for warranty costs are made based primarily on historical warranty claim experience.  The required product warranty reserve amount was insignificant as of June 30, 2012 and September 30, 2011.

Other Off-Balance-Sheet Arrangements

The Company has no other off-balance-sheet arrangements not disclosed in the financial statements or transactions with unconsolidated special purpose entities that would expose the Company to liability that is not reflected on the face of the financial statements.

State Taxes

The Company has determined it may be liable for state income tax and state use and sales tax in jurisdictions outside of the State of Texas.  The financial statements include an estimated liability for state income taxes as of June 30, 2012 and September 30, 2011 of $45,000 and $44,620, included in the caption “Accrued liabilities”.

In addition, the financial statements include an estimated liability for state sales and use tax as of June 30, 2012 of $1,170,273 and as of September 30, 2011 of $840,273, included in the caption “State use and sales tax payable”.

Commitments under Operating Leases

During 2011, the Company entered into various operating leases for certain machinery and equipment.  Rental expense for the nine months ended June 30, 2012 and 2011 amounted to $80,955 and $53,970, respectively.  Future minimum lease commitments under noncancelable lease agreements are:

2013	$107,940
2014	107,940
2015	53,970
Thereafter	-
$269,850

LEE-VAR, Inc., dba PALMER OF TEXAS
Notes to Financial Statements
June 30, 2012 (Unaudited)

NOTE 7:                                Long-term Debt

Long-term notes payable at June 30, 2012 and September 30, 2011, consists of the following:

	June 30, 2012	September 30, 2011
	(Unaudited)	(Audited)

Note payable - bearing interest at 5.00%: monthly
principal and interest payments of $15,389 due on
demand or September 17, 2015; secured by inventory,
accounts receivable and property, plant and equipment	$497,589	$620,065

Note payable - bearing interest at 5.00%: monthly
principal and interest payments of $12,794 due on
demand or September 23, 2015; secured by real estate	1,398,896	1,478,978

Note payable - bearing interest at 5.00%: monthly
principal and interest payments of $4,900 due on
demand or November 22, 2015; secured by equipment	181,950	219,238

Note payable - bearing interest at 5.00%: monthly
principal and interest payments of $3,882 due on
demand or February 7, 2016; secured by equipment	153,635	183,162

Note payable - bearing interest at 6.79%: monthly
principal and interest payments of $1,039 through
August 23, 2013; secured by a vehicle	-	10,946

Note payable - bearing interest at 6.59%: monthly
principal and interest payments of $892 through
November 11, 2013; secured by a vehicle	11,338	19,547

Note payable - bearing interest at 4.59%: monthly
principal and interest payments of $563 through
November 14, 2013; secured by a vehicle	8,679	13,355

Note payable - bearing interest at 4.54%: monthly
principal and interest payments of $1,242 through
August 19, 2014; secured by a vehicle	29,555	39,553

Note payable - bearing interest at 4.59%: monthly
principal and interest payments of $1,380 through
December 25, 2012; secured by a vehicle	-	18,748

LEE-VAR, Inc., dba PALMER OF TEXAS
Notes to Financial Statements
June 30, 2012 (Unaudited)

NOTE 7:       Long-term Debt - continued

	June 30, 2012	September 30, 2011
	(Unaudited)	(Audited)

Note payable - bearing interest at 6.99%: monthly
principal and interest payments of $875 through
February 26, 2013; secured by a vehicle	$2,896	$11,498

Note payable - bearing interest at 0.90%: monthly
principal and interest payments of $1,914 through
June 9, 2014; secured by a vehicle	43,624	60,493

Note payable - bearing interest at 3.25%: monthly
principal and interest payments of $9,264 through
May 30, 2017; secured by equipment	497,671	-

Note payable - bearing interest at 4.00%: monthly
principal and interest payments of $3,212 through
February 30, 2022; secured by real estate	306,989	-

Note payable - bearing interest at 0.90%: monthly
principal and interest payments of $2,039 through
April 25, 2015; secured by a vehicle	68,419	-

Line of credit - bearing interest at 3.25%: $1.0 mm
borrowing base; expires July 17, 2015	-	-

	3,201,241	2,675,583

Less: current maturities	(600,434)	(457,276)

Long-term debt	$2,600,807	$2,218,307

At June 30, 2012, the schedule of maturities of notes payable is as follows:

2013	$600,434
2014	547,224
2015	510,111
2016	285,699
2017	228,280
Thereafter	1,029,493
$3,201,241

LEE-VAR, Inc., dba PALMER OF TEXAS
Notes to Financial Statements
June 30, 2012 (Unaudited)

NOTE 8:	Employee Benefit Plan

The Company has a 401(k) plan whereby employees with one year of service are offered a 50% matching contribution up to 6% (3% match) of the employee’s salary.  Contributions to the plan during the nine months ended June 30, 2012 and 2011 amounted to $43,860 and $35,990, respectively.

NOTE 9: Income Taxes

The provision for federal income taxes consists of current and deferred taxes and differs from amounts that would be calculated by applying federal statutory rates to income before taxes due to the effect of the domestic production activity deduction and nondeductible items such as entertainment limitations, as well as the effect of the provision for state income taxes.

The provision for income taxes consists of the following:

	Nine Months Ended
	June 30,

	2012	2011
	(Unaudited)	(Unaudited)

Current	$231,315	$775,738
Deferred	518,152	221,193
State	45,000	30,000

Total provision	$794,467	$1,026,931

The following is a reconciliation of the effective income tax rate with the federal statutory income tax rate for the years ended:

	Nine Months Ended
	June 30,

	2012		2011
	(Unaudited)		(Unaudited)

Income tax expense at federal statutory rate	$743,753	34%	$989,077	34%
Impact of state taxes	45,000	2%	30,000	1%
Permanent differences including domestic production
activity deduction and nondeductible items	5,714	0%	7,854	0%

	$794,467	36%	$1,026,931	35%

LEE-VAR, Inc., dba PALMER OF TEXAS
Notes to Financial Statements
June 30, 2012 (Unaudited)

NOTE 9: Income Taxes – continued

Deferred income tax assets and liabilities have been recognized for the following temporary differences in tax and financial accounting for:

	June 30, 2012	September 30, 2011
	(Unaudited)	(Audited)

Current deferred tax assets:
Allowance for doubtful accounts	$44,540	$44,540
Accrued liabilities	75,140	285,693
Total current deferred tax assets	119,680	330,233

Noncurrent deferred tax liabilities:
Depreciable assets	1,113,415	805,816
Total noncurrent deferred tax liabilities	1,113,415	805,816

Net deferred tax liability	$(993,735)	$(475,583)

NOTE 10: Supplementary Cash Flow Information

The following is a summary of supplemental cash flow information:
	Nine Months Ended
	June 30,

	2012	2011
	(Unaudited)	(Unaudited)
Interest paid	$106,931	$145,994
Income taxes paid	871,945	524,044

NOTE 11:        Subsequent Events

Synalloy Corporation (Synalloy) entered into a letter of intent (LOI) dated April 27, 2012 with the Company to acquire 100% of the outstanding stock of the Company for $25,575,000 in cash and subject to working capital and fixed assets adjustments at closing.  The adjustments at closing increased the purchase price at closing to $28,054,467.  The closing price is based on further adjustments after closing based on working capital, maintenance capital expenditures over the 18-month period following closing, and the actual cost of a production expansion capital project underway at the time of closing.  On August 21, 2012, Synalloy completed the announced purchase of all of the outstanding shares of capital stock of the Company.

The Company has evaluated all subsequent events through November 5, 2012, the date the financial statements were available to be issued.